Exhibit 10.31

February 18, 2013

Shaun Mara

2901 Purdue

Dallas, Texas 75225

Re: Modification to Letter Agreement dated November 7, 2012

Dear Shaun:

Pursuant to the Letter Agreement dated November 7, 2012 between you and Dean Foods Company, the parties hereby agree that the “Resignation Date” as defined in the November 7, 2012 Letter Agreement shall be changed to April 1, 2013. This is the only modification to the Letter Agreement dated November 7, 2012, and all other terms, conditions and covenants remain in full force and effect.

Agreed and Accepted:

SHAUN MARA	DEAN FOODS COMPANY

/s/ Shaun Mara	/s/ Gregg A. Tanner

Dated:	Dated:
By: Gregg A. Tanner
Chief Executive Officer